UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2025, the Company filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 10-for-1 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share, effective as of 5:00 p.m., Eastern Time, on September 17, 2025 (the “Reverse Stock Split”). The total number of authorized shares of the Company’s common stock will be reduced from 900,000,000 to 90,000,000 and the total number of authorized shares of the Company’s capital stock will be reduced from 1,000,000,000 to 190,000,000. The common stock is expected to begin trading on a post-split basis on The Nasdaq Capital Market (“Nasdaq”) as of the open of trading on September 18, 2025, and the trading symbol will continue to be “ATHA”. In connection with the Reverse Stock Split, the CUSIP number for the common stock will be changed to 04746L203.

As previously disclosed, the Company’s stockholders approved the Certificate of Amendment to effect the Reverse Stock Split at the Annual Meeting of Stockholders held on May 29, 2025 (the “Annual Meeting”). Following the Annual Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 10-for-1.

As a result of the Reverse Stock Split, every ten (10) shares of the Company’s issued and outstanding common stock will be automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise or settlement of the Company’s outstanding options and restricted stock units, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans.

Computershare Inc., the Company’s transfer agent, is acting as exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuates the Reverse Stock Split, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the Reverse Stock Split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Athira Pharma, Inc.
99.1	Athira Pharma, Inc. press release dated September 11, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	September 11, 2025	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer